SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2007

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1700 Jay Ell Drive Suite 200
Richardson, TX 75081
(Address of principle executive offices)

(972) 471-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 17, 2007, Titan Global Holdings, Inc. (the “Company” or “Titan”) entered into a stock purchase agreement (the “APPCO Stock Purchase Agreement”) with Appalachian Oil Company, Inc., a corporation formed under the laws of Tennessee (“APPCO”), the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict (collectively, the “APPCO Sellers”) for the acquisition of all of the issued and outstanding shares of capital stock of APPCO. In addition, on July 17, 2007, the parties entered into an addendum to the Stock Purchase Agreement.

The purchase price for the shares under the APPCO Stock Purchase Agreement, as amended, is $30,000,000, of which $1,000,000 will be escrowed for an eighteen (18) month period following the closing of the acquisition in order to secure the Company’s potential claims against the APPCO Sellers for any breach of their representations, warranties and covenants under the Stock Purchase Agreement.

If the acquisition is not consummated on or before September 4, 2007, the parties may terminate the APPCO Stock Purchase Agreement subject to the agreement of the parties to extend such deadline.

APPCO is headquartered in Blountville, Tennessee and is primarily engaged in the distribution of petroleum fuels in eastern Tennessee, southwestern Virginia, eastern Kentucky, western North Carolina and southern West Virginia and in the ownership and operation of retail convenience stores in some of those regions.

Also, on July 17, 2007, Titan entered into a stock purchase agreement (the “MPI Stock Purchase Agreement”) with Management Properties, Inc. (“MPI”), a corporation formed under the laws of Tennessee, and James R. Maclean Revocable Trust, Sara G. Maclean and the Linda R. Maclean Irrevocable Trust (collectively, the “MPI Sellers”) for the acquisition of all of the issued and outstanding shares of capital stock of MPI. In addition, on July 17, 2007, the parties entered into an addendum to the Stock Purchase Agreement.

The purchase price for the shares under the MPI Stock Purchase Agreement, as amended, is $24,000,000, of which $1,000,000 will be escrowed for an eighteen (18) month period following the closing of the acquisition in order to secure the Company’s potential claims against the MPI Sellers for any breach of their representations, warranties and covenants under the Stock Purchase Agreement.

If the acquisition is not consummated on or before October 4, 2007, the parties may terminate the MPI Stock Purchase Agreement subject to the agreement of the parties to extend such deadline.

The closing of the acquisition contemplated by each of the APPCO Stock Purchase Agreement and the MPI Stock Purchase Agreement is subject to a number of conditions under the agreements, including, (i) the completion of legal and financial due diligence, the results of which shall be satisfactory to Titan in its sole discretion; (ii) the completion of an audit of the financial statements for the three year period ended September 30, 2006, of each of APPCO and MPI, the results of which shall be reasonably satisfactory to Titan; (iii) Titan having obtained a financing commitment for all requisite financing needed to fund each of the transactions; and (iv) Titan having obtained the results of certain environmental studies. In addition, the closing of the APPCO Stock Purchase Agreement is further conditioned upon (i) the MPI Stock Purchase Agreement being in full force and effect and shall not have been terminated; and (ii) Titan’s entry into employment agreements with all members of APPCO’s management (except for Messrs. Benedict and MacLean). Also, the MPI Stock Purchase Agreement is further conditioned upon the consummation of the acquisition contemplated by the APPCO Stock Purchase Agreement prior to the closing of the MPI Stock Purchase Agreement.

Item 7.01  Regulation FD Disclosure.

On July 23, 2007, Titan issued a press release concerning the acquisition of APPCO. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
(To be filed by amendment)

(b)	Pro Forma Financial Information
(To be filed by amendment)

Exhibit Number	Description

10.1
Stock Purchase Agreement dated as of July 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.

10.2
Stock Purchase Agreement dated as of July 17, 2007 by and among Management Properties, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.

10.3
Addendum to Stock Purchase Agreement dated as of July 17, 2007 by and among Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.

10.4
Addendum to Stock Purchase Agreement dated as of July 17, 2007 by and among Management Properties, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

	By:	/s/ Bryan Chance
Bryan Chance
President & Chief Executive Officer

Date: July 23, 2007